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                                                                      Exhibit 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statements (Nos. 333-19567, 333-15183, 333-03122, 333-15023, 333-08803, 333-03122,
33-90498, 33-87820, 33-87920, 33-86360, 333-32265, 333-6023) of DiversiFax,
Inc. and Subsidiaries on Forms S-3 and S-8, of our report dated February 20, 1998, appearing in the Annual Report on Form 10-KSB of DiversiFax, Inc. and Subsidiaries for the year ended November 30, 1997.







                                  HOBERMAN, MILLER, GOLDSTEIN & LESSER, P.C.


February 20, 1998